UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a)
of the Securities Exchange Act of 1934

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Check the appropriate box:
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☒  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

ICO, INC.
(Name of Registrant as Specified in its Charter)

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5333 WESTHEIMER, SUITE 600
HOUSTON, TEXAS 77056

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 5, 2004

The Annual Meeting of Shareholders of ICO, Inc. ("ICO") will be held at the Doubletree Guest Suites Houston, located at 5353 Westheimer, Houston, Texas 77056, on Friday, March 5, 2004, at 10:00 a.m. Central Standard Time, for the following purposes:

1.     To elect three Class I Directors to serve until the 2007 Annual Meeting of Shareholders and until their respective successors are elected and qualified;

2.    To consider and act upon a proposal to ratify and approve the selection of PricewaterhouseCoopers LLP as ICO's independent accountants for 2004;

3.     To consider and act upon a proposed amendment to, and waiver of a provision of, ICO’s 1998 Stock Option Plan; and

4.     To consider and act upon any other matters incidental thereto that may properly come before the annual meeting or any adjournment or postponement thereof.

Only holders of shares of Common Stock of record on the books of ICO at the close of business on January 5, 2004 will be entitled to vote at the meeting or any adjournment thereof.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, WE URGE YOU TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY AT YOUR EARLIEST CONVENIENCE. A REPLY ENVELOPE IS PROVIDED FOR THIS PURPOSE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR IMMEDIATE ATTENTION IS REQUESTED IN ORDER TO SAVE YOUR COMPANY ADDITIONAL SOLICITATION EXPENSE.

By Order of the Board of Directors

/s/ Christopher N. O’Sullivan	/s/ Jon C. Biro
Christopher N. O’Sullivan	Interim Chief Executive Officer,
President and Chairman of the Board	Chief Financial Officer and Director

Houston, Texas
January 28, 2004

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ICO, INC.

5333 WESTHEIMER, SUITE 600
HOUSTON, TEXAS 77056
(713) 335-4100

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 5, 2004

THE MEETING

PLACE, DATE AND TIME OF MEETING

The enclosed proxy is solicited by and on behalf of the Board of Directors (the "Board of Directors" or the "Directors") of ICO, Inc. ("ICO") for use at the 2004 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Friday, March 5, 2004 at 10:00 a.m. Central Standard Time at the Doubletree Guest Suites Houston, located at 5353 Westheimer, Houston, Texas 77056, or at any adjournment(s) or postponement(s) thereof. A copy of ICO's Annual Report to Shareholders is being sent with this Proxy Statement. It is not to be regarded as proxy soliciting material. The approximate date on which this Proxy Statement and the enclosed form of proxy (the "Proxy") are first being sent to holders ("Shareholders") of common stock without par value of ICO ("Common Stock") is January 28, 2004.

INFORMATION CONCERNING PROXY

The enclosed Proxy, even though executed and returned, may be revoked at any time prior to voting of the Proxy: (a) by the execution and submission of a revised Proxy; (b) by written notice to the Secretary of ICO; or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the Proxy will be voted at the Annual Meeting.

Unless contrary instructions are indicated on the enclosed Proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked or suspended before they are voted) will be voted: (a) FOR the selection of the three ICO nominees for Class I Directors named herein; (b) FOR the confirmation of PricewaterhouseCoopers LLP as ICO’s independent accountants for 2004; and (c) FOR the amendment to our 1998 Stock Option Plan. In the event a Shareholder specifies a different choice by means of the enclosed Proxy, the shares of Common Stock of such Shareholder will be voted in accordance with the specification so made.

VOTING SECURITIES

The only securities of ICO entitled to vote at the Annual Meeting consist, as of January 5, 2004, of 25,257,471 shares of Common Stock. The holders of a majority of the shares entitled to vote represented in person or by proxy constitutes a quorum for transaction of business at the Annual Meeting. Only Shareholders of record on the books of ICO on January 5, 2004 will be entitled to vote at the meeting. In voting on such matters, each Shareholder is entitled to one vote for each of said shares. Abstention votes and votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners ("broker non-votes") will be counted as "present" at the Annual Meeting to determine whether a quorum exists.

Proposal 1: Election of Directors

Nominees receiving a plurality of the votes cast at the Annual Meeting in person or by proxy will be elected as directors. "Plurality" means that the nominees who receive the largest number of votes cast will be elected as directors. Shares not voted (whether by abstention, broker non-votes or otherwise) will have no effect on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE " FOR " EACH OF THE NOMINEES.

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Proposal 2: Ratification of Appointment of Independent Auditors

The proposal to ratify the appointment of PriceWaterhouseCoopers LLP as independent auditors will require approval by a majority of the votes cast at the meeting on Proposal 2 by the holders of common stock entitled to vote thereon. Neither abstentions nor broker non-votes are treated as votes cast and thus neither will affect the outcome of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE " FOR " THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

Proposal 3: Adoption of Amendment to the Company’s 1998 Stock Option Plan

The proposal to amend, and waive a provision of, the Company’s 1998 Stock Option Plan will require approval by a majority of the votes cast at the meeting on Proposal 3 by the holders of common stock entitled to vote thereon. Neither abstentions nor broker non-votes are treated as votes cast and thus neither will affect the outcome of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE " FOR " THE PROPOSAL TO AMEND, AND TO WAIVE A PROVISION OF, THE 1998 STOCK OPTION PLAN.

Any other matters that come before the Annual Meeting will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote, and voted for or against, the matter. Shares not voted (whether by abstention, broker non-votes or otherwise) will have no effect on such other matters.

If you have any questions, or need any assistance in voting your shares, please call The Altman Group, Inc., which is assisting us with this solicitation of proxies, at 201-460-1200 .

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table contains information concerning the security ownership of certain beneficial owners known to management, based upon filings with the Securities and Exchange Commission (the "SEC"), to beneficially own more than five percent of ICO's Common Stock at the close of business on January 20 , 2004.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS

Kornitzer Capital Management	3,860,085 (1)(2)	13.96%
5420 West 61st Place
Shawnee Mission, Kansas 66205

William C. Willoughby	2,449,564 (3)(5)	9.7%
6250 Covered Bridge Rd
Pipersville, PA 18947

Catherine Willoughby Stephens	1,820,509 (4)(5)	7.2%
66 Haele Place
Makawao, Hawaii 96768

Wynnefield Capital Management, LLC	1,788,343 (7)	7.1%
450 Seventh Avenue, Suite 509
New York, New York 10123

Travis Street Partners, LLC	1,687,134 (6)	6.7%
5333 Westheimer, Suite 600
Houston, Texas 77056

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Dimensional Fund Advisors	1,283,732 (8)	5.1%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401-1005

Shawn Kimel	1,227,014 (9)	4.9%
444 Adelaide West
Toronto, Ontario, Canada M5V 1S7

(1)  This information is based on the Schedule 13G filed with the SEC by the beneficial owner on October 31, 2003. Kornitzer Capital Management ("KCM") is an investment adviser with respect to the shares of Common Stock held for the accounts of other persons who have the right to receive, and the power to direct the receipt of, dividends from, or the proceeds from the sale of, the Common Stock. KCM’s beneficial ownership of Common Stock consists of an aggregate of Common Stock shares actually issued and shares of Common Stock deemed to have been issued upon conversion of shares of the Company’s $6.75 Convertible Exchangeable Preferred Stock ("Preferred Stock") represented by the Company’s Depositary Shares. Each Depositary Share represents one-quarter of a share of Preferred Stock.
(2)  Share amounts include an aggregate of 1,467,944 shares of Common Stock beneficially owned by Great Plains Trust Company, 7700 Shawnee Mission Parkway, Shawnee Mission, Kansas, 66202 ("Great Plains"). Great Plains is a trust company holding the shares of Common Stock for the accounts of other persons who have the right to receive, and the power to direct the receipt of, dividends from, or the proceeds from the sale of, the Common Stock. KCM acts as an investment advisor with respect to the shares of Common Stock beneficially owned by Great Plains. Great Plains’ beneficial ownership of Common stock consists of shares actually issued and shares of Common Stock deemed to have been issued upon conversion of shares of the Company’s $6.75 Convertible Exchangeable Preferred Stock ("Preferred Stock") represented by the Company’s Depositary Shares. All information relating to Great Plains is based on the Schedule 13G filed with the SEC by Great Plains on October 31, 2003.
(3)  Share amounts include 799,097 shares of Common Stock, 71,495 shares of Common Stock held by Mr. Willoughby’s wife, 15,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors, 21,212 shares of Common Stock held by Mr. Willoughby as custodian for his son and 4,898 shares of Common Stock held by Mr. Willoughby’s wife as custodian for his son. Mr. Willoughby disclaims beneficial ownership of the 26,100 shares of Common Stock that he and his wife hold as custodians on behalf of their son and the 71,495 shares of Common Stock held by his wife.
(4)  Share amounts include 233,951 shares of Common Stock, 6,758 shares of Common Stock held by Ms. Stephens’ husband, 1,600 shares of Common Stock held by Ms. Stephens as custodian for her son, 21,011 shares of Common Stock held in trust for Ms. Stephen’s son for which Ms. Stephens is not the custodian, 2,840 shares of Common Stock owned by Ms. Stephen’s son, 1,600 shares of Common Stock held by Ms. Stephens as custodian for her daughter and 14,887 shares of Common Stock held in trust for Ms. Stephens’ daughter for which Ms. Stephens is not the custodian. Ms. Stephens disclaims beneficial ownership of the aggregate 48,696 shares of Common Stock owned by, or held for the benefit of, Ms. Stephens’ husband or children.
(5)  Shares amounts include an aggregate of 1,537,862 shares of Common Stock held in trusts established for the benefit of either Mr. Willoughby or Ms. Stephens. Mr. Willoughby and Ms. Stephens are each a co-trustee of these trusts. An aggregate of 768,931 shares of Common Stock are held in two of these trusts for the benefit of Mr. Willoughby and an aggregate of 768,931 shares of Common Stock are held in two of these trusts for the benefit of Ms. Stephens.
(6)  This information is based on the Schedule 13D filed with the SEC by the beneficial owner on May 13, 2002. Mr. O’Sullivan, our Chairman of the Board, is the manager of Travis Street Partners, LLC ("TSP") and deemed to be a beneficial owner of all shares of Common Stock held by TSP. Mr. Biro, our Interim Chief Executive Officer, Chief Financial Officer and Director, and Messrs. Knapp and McCord, Directors, are members of TSP, but do not have voting or dispositive power over any of such shares.
(7)  This information is based on the Schedule 13G filed by the beneficial owner on February 12, 2003. Wynnefield Capital Management’s beneficial ownership of Common Stock consists of 599,613 shares of Common Stock held by Wynnefield Partners Small Cap Value, L.P., 797,410 shares of Common Stock held by Wynnefield Partners Small Cap Value, L.P. I. and 391,320 shares of Common Stock held by Wynnefield Small Cap Value Offshore Fund, Ltd.
(8)  This information is based on the Schedule 13G filed with the SEC by the beneficial owner on February 3, 2003.
(9)  This information is based on the Schedule 13D filed with the SEC by the beneficial owner on November 27, 2002. Mr. Kimel’s beneficial ownership of the Common Stock consists of 31,500 shares of Common Stock held by Mr. Kimel and 1,190,514 shares of Common Stock held by K2 Arbitrage Fund L.P. ("K2 Arbitrage"). Mr. Kimel is President of K2 GenPar, Inc., the sole general partner of K2 Arbitrage.

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INFORMATION REGARDING THE COMPANY

BOARD OF DIRECTORS

The following table sets forth for each nominee for director listed in Proposal 1 below, and each person whose term of office as a director will continue after the Annual Meeting: (i) the name and age of such person; (ii) the year during which that person first became a director; and (iii) the principal position(s) of that person with ICO, if any. The table has been prepared from information obtained from these persons.

NAME	AGE	DIRECTOR SINCE	POSITION WITH THE COMPANY

Nominees for election as Class I Directors whose terms will expire in 2007 (if elected)
A. John Knapp	52	2001	Director (1) (2) (3)
Charles T. McCord, III	63	2001	Director (1) (2)
W. Robert Parkey , Jr. (4)	46	2004	Chief Executive Officer, President and
			Director (5)

Class II Directors whose terms will expire 2005
John F. Gibson (6)	44	2003	Director (1)
Christopher N. O’Sullivan	43	2001	Chairman of the Board
William C. Willoughby	55	2001	Director (3)

Class III Directors whose terms will expire 2006
Jon C. Biro	37	2002	Interim Chief Executive Officer, Chief
			Financial Officer and Director (7) (8)
David E. K. Frischkorn, Jr.	52	2002	Director (2) (3)

(1)   Compensation Committee member.
(2)   Audit Committee member.
(3)   Nominating Committee member.
(4)   Mr. Parkey has been appointed to the Board, effective as of February 2, 2004, to fill the vacancy left after James D. Calaway’s resignation from the Board effective as of January 31, 2004.
(5)   Mr. Parkey has been appointed by the Board to the position of Chief Executive Officer and President effective as of February 2, 2004.
(6)   Mr. Gibson was appointed by the Board, effective December 8, 2003 to fill the vacancy left after Timothy J. Gollin’s resignation on July 17, 2003.
(7)   Dividend Committee member.
(8)  Mr. Biro has been interim Chief Executive Officer since the resignation of Timothy Gollin, effective July 17, 2003, and will continue in such position until the effectiveness of Mr. Parkey’s appointment on February 2, 2004.

DIRECTORS UP FOR REELECTION

A. John Knapp has been President of Andover Group, Inc., a real estate investments and development company, for more than the past five years. In addition, he has acted as a private investor in venture capital transactions. The Board has determined that Mr. Knapp is an independent director under applicable Nasdaq rules.

Charles T. McCord, III has been General Partner of McCord Production, Ltd., an energy exploration, production and investment company, for more than the past five years. The Board has determined that Mr. McCord is an independent director under applicable Nasdaq rules.

W. Robert Parkey, Jr. was the President of Texaco Natural Gas Incorporated from 1998 – 2001, and the President of ChevronTexaco Global Trading from 2001 to 2002. Mr. Parkey has been appointed as Chief Executive Officer and President of ICO, Inc., effective as of February 2, 2004.

DIRECTORS WITH TERMS EXPIRING IN 2005 AND 2006

Jon C. Biro, a certified public accountant, has been principally employed as the Chief Financial Officer and Interim Chief Executive Officer since July 2003. From April 2002 to July 2003, Mr. Biro was the Chief Financial Officer and Treasurer of ICO. From September 1996 to April 2002, he was employed as Senior Vice President, Chief Accounting Officer and Treasurer of ICO, and from October 1994 to September 1996, he was employed as Controller of ICO. Prior to that time, Mr. Biro was with a predecessor of PricewaterhouseCoopers LLP.

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David E.K. Frischkorn, Jr. was a Managing Director of the Energy Group of Jefferies & Co., an investment bank, from 1996 to February, 2003. Prior thereto, Mr. Frischkorn was a Senior Vice President and Managing Director for Rauscher Pierce Refsnes. Mr. Frischkorn served as a Director of HarCor Energy, Inc. from 1994 until the company was sold in 1998. The Board has determined that Mr. Frischkorn is an independent director under applicable Nasdaq rules.

John F. Gibson has been the chief Executive Officer and a board member of Integral Wealth Management, Inc., a private Canadian wealth management firm. From August of 1997 until August 2002, he served as Chief Executive Officer of Patriot Equities Corporation (PEQ:TSQ), a Canadian public real estate company that was sold and taken private in August of 2002. The Board has determined that Mr. Gibson is an independent director under applicable Nasdaq rules.

Christopher N. O’Sullivan has been President and Chairman of the Board of ICO since April 2002, and was Vice-Chairman and CFO of ICO from June 2001 to April 2002. In addition, Mr. O’Sullivan has served as President of O’Sullivan Oil and Gas Company since 1987 and Manager of Travis Street Partners, LLC since 2000. Mr. O’Sullivan is also a founder of Network Oil, Inc. and has served as Chairman of its Board of Directors since 1999.

William C. Willoughby has been President and CEO of Allgrind Plastics, Inc., a plastics processing company, for more than the past five years. Mr. Willoughby served as Executive Vice President of Wedco Technology, Inc. ("Wedco") until the acquisition of Wedco by ICO in April 1996. The Board has determined that Mr. Willoughby is an independent director under applicable Nasdaq rules.

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the names, ages and titles of the executive officers of ICO, other than the executive officers who are also directors of ICO, as of December 31 , 2003.

NAME	AGE	POSITION WITH THE COMPANY

Charlotte J. Fischer	36	General Counsel & Secretary
Bradley T. Leuschner	32	Interim Treasurer and Chief Accounting Officer

Charlotte J. Fischer has been principally employed as General Counsel of ICO since June 2001, and as General Counsel and Secretary since April 2002. Ms. Fischer was Associate General Counsel of ICO from August 1999 to June 2001. Prior to that time Ms. Fischer practiced law with Ireson & Weizel, P.C. for six years, and has been licensed to practice law in Texas since 1992.

Bradley T. Leuschner, a certified public accountant, has been principally employed as the Chief Accounting Officer and Interim Treasurer of ICO since July 2003, as the Chief Accounting Officer since April 30, 2002, as Senior Vice President and Controller of ICO’s wholly owned subsidiary ICO Polymers North America, Inc. ("ICO Polymers," formerly known as Wedco, Inc.) since April 1999, and Vice President and Controller of ICO Polymers since September 1996.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

Board of Directors Meetings

Each director who is not an ICO employee received a stipend of $5,000 per quarter in fiscal year 2003. In addition, each non-employee director receives a director's fee of $1,000 for each meeting of the Board of Directors or committee of the Board of Directors actually attended, and reimbursement of actual expenses incurred. The Board of Directors held five meetings during the fiscal year ended September 30, 2003. The Chairmen of each of the Audit and Compensation Committees are paid an annual stipend of $5,000 for each fiscal year of their service.

Each director who is not an employee is a participant in the Third Amended and Restated 1993 Non-Employee Director Stock Option Plan (filed as Exhibit 10.4 to the Company’s Form 10-K dated December 22, 2003). Under the current terms of the plan, on the first business day after each annual meeting of Shareholders (or on the date when elected or appointed to the Board other than at an Annual Meeting of Shareholders), each non-employee director is granted options to purchase 5,000 shares of Common Stock. In fiscal 2003, options to purchase 5,000 shares at an exercise price

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of $1.195 per share were granted to Messrs. Calaway, Frischkorn, Knapp, McCord, and Willoughby. In fiscal 2004, options to purchase 5,000 shares at an exercise price of $1.20 per share were granted to Mr. Gibson upon his appointment to the Board in December 2003.

Standing Committees of the Board

The Audit Committee currently consists of Messrs. Frischkorn, Knapp, McCord, each an independent director. The Audit Committee reviews the professional services provided by ICO's independent accountants, the independence of such accountants from ICO's management, ICO's annual and quarterly financial statements, ICO's financial reporting process and internal control system, and ICO's significant accounting and financial reporting principles, practices and procedures. The Audit Committee also reviews such other matters with respect to ICO's accounting, auditing and financial reporting practices and procedures as it may find appropriate, or as may be brought to its attention. During the fiscal year 2003, the Audit Committee held six meetings. See the report of the Audit Committee below.

During Fiscal 2003, the members of the Compensation Committee were Messrs. Frischkorn, Knapp and McCord. The Compensation Committee is currently composed of Messrs. Gibson, Knapp, McCord. The Compensation Committee reviews and establishes compensation arrangements for directors, officers and other employees, and takes whatever action may be required in connection with ICO's stock option plans. The Compensation Committee met seven times during fiscal year 2003. See the report of the Compensation Committee below.

The Nominating Committee is currently composed of Messrs. Frischkorn, Knapp and Willoughby. The function of the Nominating Committee is to identify qualified candidates to serve as nominees for Directors and to recommend such candidates to the Board. The Nominating Committee did not formally meet during fiscal year 2003; all director selection and nomination matters were addressed by the entire Board, with all independent directors unanimously agreeing on all Board actions taken in this regard. The Nominating Committee has met once since the beginning of fiscal 2004, to recommend to the Board the nominees for election at the Annual Meeting, and to recommend that the Board approve the Nominating Committee Charter. See the report of the Nominating Committee below.

The Dividend Committee is currently composed of Messrs. Biro and O’Sullivan. The function of the Dividend Committee is to authorize quarterly payments to shareholders of the $6.75 Convertible Exchangeable Preferred Stock ("Preferred Stock"). The Dividend Committee met four times during fiscal year 2003, authorizing one quarterly dividend payment to shareholders of the Preferred Stock.

Charters for the Audit Committee, Compensation Committee, and Nominating Committee of the Board of Directors may be found on our website at www.icopolymers.com/aboutICO/corporategovernance.

Shareholders Communications

Shareholders can contact any director or committee of the Board of Directors by writing them c/o Secretary, ICO, Inc., 5333 Westheimer, Suite 600, Houston, Texas 77056.

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NOMINATING COMMITTEE REPORT

The Nominating Committee currently consists of Messrs. Frischkorn, Knapp and Willoughby. The Company believes that each member of the Nominating Committee is independent, as defined in the listing standards of the National Association of Securities Dealers as of the Company’s fiscal year end. The Nominating Committee identifies qualified candidates to serve as nominees for Directors. Shareholders seeking to recommend director candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company, giving the recommended candidates’ name, biographical data and qualifications. The Nominating Committee will consider all candidates submitted by shareholders within the time period set forth specified under "Information Concerning Shareholder Proposals" below.

Qualifications of Directors

When identifying director nominees, the Nominating Committee may consider, among other factors: the person’s reputation, integrity and (for both Nasdaq and SEC purposes) independence; the person’s skills and business, government or other professional acumen, bearing in mind the composition of the Board of Directors and the current state of ICO and the industry generally at the time of determination; and the number of other public companies for which the person serves as director and the availability of the person’s time and commitment to ICO . In the case of current directors being considered for renomination, the Nominating Committee will also take into account the director’s tenure as a member of ICO’s Board of Directors; the director’s history of attendance at meetings of the Board of Directors and committees thereof; and the director’s preparation for and participation in such meetings.

Director Nomination Process

•      The Nominating Committee, the Chairman of the Board, the Chief Executive Officer, or a board member identifies a need to add a new board member that meets specific criteria or to fill a vacancy on the board.
•     The Nominating Committee initiates a search by working with staff support, seeking input from board members and senior management, and hiring a search firm, if necessary. The Nominating Committee also considers recommendations for nominees for directorships submitted by Shareholders.
•      The initial slate of candidates that will satisfy specific criteria and otherwise qualify for membership on the Board are identified by and/or presented to the Nominating Committee, which ranks the candidates.
•      One or more of the members of the Nominating Committee interviews prospective candidate(s), and at least one member of the Nominating Committee offers the Chairman of the Board, the Chief Executive Officer, and all other board members the opportunity to interview prospective candidate(s).
•      The Nominating Committee recommends to the Board the nominee(s) from among the candidate(s).
•      The nominee(s) are nominated by the Board.
In January of 2004, the Board approved the Company’s Nominating Committee Charter, which may be found on the Company’s website, at http://www.icopolymers.com/NominatingCommitteCharter.pdf .

NOMINATING COMMITTEE
David E. K. Frischkorn, Jr., Chairman
A. John Knapp
William C. Willoughby

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AUDIT COMMITTEE REPORT

The Audit Committee currently consists of Messrs. Frischkorn, Knapp, and McCord. The Board appointed Mr. Frischkorn to the Audit Committee on March 4, 2003. The Company believes that each member of the Audit Committee is independent, as defined in the listing standards of the National Association of Securities Dealers as of the Company’s fiscal year end. The  Company  does not have an  "audit committee  financial  expert"  (as  defined in the rules of the  Securities  and Exchange  Commission)  serving on the Audit  Committee at the present time. However, each of the current members of the Audit Committee is able to read and understand fundamental financial statements and is "financially sophisticated" pursuant to applicable Nasdaq rules. In considering the qualifications of future director candidates, the Company’s Nominating Committee will place an emphasis on director candidates who would qualify as "audit committee financial experts."

The Audit Committee reviews the professional services provided by ICO's independent accountants and the independence of such accountants from ICO's management and discusses with management and ICO’s independent accountants, ICO's annual and quarterly financial statements, ICO's financial reporting process and internal control system, and ICO's significant accounting and financial reporting principles, practices and procedures. The Audit Committee also reviews such other matters with respect to ICO's accounting, auditing and financial reporting practices and procedures as it may find appropriate, or as may be brought to its attention.

On December 9, 2002, ICO’s Audit Committee approved amendments to its written charter. A copy of the current written charter that was adopted on December 9, 2002 and was filed as Exhibit A to the Company’s Definitive Proxy Statement dated January 21, 2003, and can also be found on our website, at http://www.icopolymers.com/AuditCommittee.Charter.pdf .

During the fiscal year 2003, the Audit Committee held six meetings, including quarterly meetings in connection with the preparation and filing of each of ICO’s Annual and Quarterly Reports on Forms 10K and 10Q for the applicable periods. The Audit Committee also held one additional meeting during the first quarter of fiscal year 2004, in connection with the preparation and filing of ICO's Annual Report on Form 10-K for the fiscal year ended September 30, 2003 ("2003 Annual Report"). In connection with the 2003 Annual Report, the Audit Committee:

(i)	reviewed and discussed the audited financial statements with ICO's management and PricewaterhouseCoopers LLP, ICO's independent auditors;

(ii)	discussed with PricewaterhouseCoopers LLP the matters required to be disclosed by Statement of Auditing Standards 61 (as modified or supplemented);

(iii)
received and discussed with PricewaterhouseCoopers LLP the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (as modified or supplemented);

(iv)
discussed with ICO’s management and PricewaterhouseCoopers LLP the process used for the Chief Executive Officer and Chief Financial Officer to make the certifications required by the SEC and the Sarbanes-Oxley Act of 2002 in connection with the 10-K and other periodic filings with the SEC; and

(v)	discussed with PricewaterhouseCoopers LLP its independence (including by reviewing the non-audit services provided to ICO by PricewaterhouseCoopers LLP (described below under Proposal 2)).

The charter of the Audit Committee provides that the Audit Committee is responsible for the pre-approval of all auditing services and non-audit services to be performed for the Company by the independent auditors, subject to the requirements of applicable law. In addition to pre-approving specific services as the needs for such services arise, the Audit Committee has the authority to adopt pre-approval procedures with a budgeted fee amount, so long as those procedures are sufficiently detailed as to the particular service that they do not constitute a delegation of the Audit Committee’s authority to management, and so long as the Audit Committee is informed about each service. If adopted, these procedures would not constitute pre-approval for the provision of services in excess of the budgeted fee amount. In fiscal 2003, the Audit Committee did not adopt such procedures. Details regarding the fees paid to

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PricewaterhouseCoopers LLP in fiscal 2003 for audit services, audit-related services, tax services and all other services, are set forth under the caption "Proposal 2: Ratification of Appointment of Independent Auditors" below.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in ICO's Annual Report on Form 10-K for the year ended September 30, 2003.

Notwithstanding the foregoing actions and the responsibilities set forth in the committee charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent auditors are responsible for expressing an opinion on those financial statements. Committee members are not employees of the Company or accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company’s financial statements.

We meet regularly with management and the independent and internal auditors, including private discussions with the independent auditors and the Company’s internal auditors and receive the communications described above. We have also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

The information contained in this report shall not be deemed to be "soliciting material" to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

AUDIT COMMITTEE
Charles T. McCord, III, Chairman
David E. K. Frischkorn, Jr.
A. John Knapp

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SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth, as of December 31, 2003, the shares of Common Stock beneficially owned by (i) each director and director nominee of the Company, (ii) each former and current executive officer of the Company listed in the Summary Compensation Table set forth below, and (iii) all such former and current executive officers and directors of the Company listed below collectively as a group.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS

Current Directors
James D. Calaway	15,000 (1)	*
A. John Knapp	435,043 (1)	1.7%
Charles T. McCord, III	152,075 (1)	*
David E.K. Frischkorn, Jr.	10,000 (2)	*
Christopher N. O’Sullivan	1,951,722 (3)(4)(5)	7.7%
William C. Willoughby	2,449,564 (6)	9.7%
Jon C. Biro	230,063 (7)	*
John F. Gibson	55,000 (8)	*

Other Director Nominees
W. Robert Parkey, Jr.	0 (9)	*
Executive Officers Who Are Not Directors
Bradley T. Leuschner	51,649 (10)	*
Charlotte J. Fischer	20,546 (11)	*

Former Executive Officers
Timothy J. Gollin	0 (3)	*

Officers, Directors and Nominees named above	5,370,662	20.9%
as a group (10 persons)	_______	_____

*      Less than 1% of outstanding shares.

(1)  Share amounts include 15,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors.
(2)  Share amount consists of 10,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors.
(3)  Share amounts include 1,687,134 shares of Common Stock held by Travis Street Partners, LLC ("TSP"), of which Mr. O’Sullivan is the manager and has voting and investment power. Although each of Messrs. Calaway, Knapp, McCord, Gollin and Biro is a member of TSP, they do not have voting or investment power over the 1,687,134 shares of Common Stock held by TSP.
(4)  Share amounts include 205,000 shares of Common Stock that are issuable upon exercise of stock options granted under ICO’s various employee stock option plans.
(5)  Share amount includes 43,286 shares of Common stock, and 16,302 shares of Common Stock held in ICO’s 401(k) plan.
(6)  Share amounts include 799,097 shares of Common Stock, 71,495 shares of Common Stock held by Mr. Willoughby’s wife, 15,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors, 21,212 shares of Common Stock held by Mr. Willoughby as custodian for his son and 4,898 shares of Common Stock held by Mr. Willoughby’s wife as custodian for his son. Mr. Willoughby disclaims beneficial ownership of the 26,100 shares of Common Stock that he and his wife hold as custodians on behalf of their son and the 71,495 shares of Common Stock held by his wife.
Shares amounts also include an aggregate of 1,537,862 shares of Common Stock held in trusts established for the benefit of Mr. Willoughby and his sister, Catherine Willoughby Stephens. An aggregate of 768,931 shares of Common Stock is held in two of these trusts for the benefit of Mr. Willoughby and an aggregate of 768,931 shares of Common Stock is held in two of these trusts for the benefit of Ms. Stephens. Mr. Willoughby and Ms. Stephens are each a co-trustee of these trusts.
(7)  Share amount consists of 17,000 shares of Common Stock owned jointly by Mr. Biro and his wife, 196,000 shares of Common Stock that are issuable upon exercise of stock options granted under ICO’s various employee stock option plans, and 17,063 shares of Common Stock held in ICO’s 401(k) plan.
(8)  Share amount consists of 50,000 shares of Common Stock and 5,000 shares of Common Stock that are issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors.
(9)  Mr. Parkey’s employment agreement provides that, in connection with and as an inducement to his becoming Chief Executive Officer and President, Mr. Parkey will receive options to purchase 600,000 shares of Common Stock, representing approximately 2.38% of the outstanding shares of Common Stock.
(10)  Share amount consists of 430 shares of Common Stock, 30,000 shares of Common Stock that are issuable upon exercise of stock options granted under ICO’s various employee stock option plans and 21,219 shares of Common Stock held in ICO’s 401(k) plan.
(11)  Share amount consists of 2,000 shares of Common Stock, 10,000 shares of Common Stock that are issuable upon exercise of stock options granted under ICO’s various employee stock option plans, and 8,546 shares of Common Stock held in ICO’s 401(k) plan.

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EXECUTIVE COMPENSATION

The following table sets forth the cash compensation paid by ICO during the fiscal years ended September 30, 2003, 2002 and 2001 to: (i) ICO’s Chief Executive Officer; (ii) each of the Company’s other executive officers (other than ICO's Chief Executive Officer) as of the end of the 2003 fiscal year; and (iii) one additional individual who would have been included in clause (ii) above but for the fact that he was not serving as an executive officer of ICO at the end of the 2003 fiscal year.

		ANNUAL COMPENSATION		LONG-TERM COMPENSATION

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY (1)	BONUS	SECURITIES UNDERLYING OPTIONS	ALL OTHER COMPENSATION (1)(2)

Current Executive Officers
Christopher N. O’Sullivan (3)	2003	$191,000	$ 0	0	$ 25,190
Chairman of the Board	2002	235,385	80,000	0	10,800
	2001	71,000	0	205,000	0

Jon C. Biro	2003	207,000	40,000	2,000	25,150
Chief Financial Officer and	2002	225,627	80,000	10,000	11,000
Interim Chief Executive Officer	2001	212,000	0	0	2,600

Bradley T. Leuschner	2003	147,000	10,000	0	22,180
Chief Accounting Officer	2002	145,404	15,000	5,000	8,561
and Interim Treasurer	2001	140,000	15,000	0	7,443

Charlotte J. Fischer	2003	140,000	10,000	5,000	20,430
General Counsel and Secretary	2002	130,962	15,000	5,000	7,858
	2001	108,000	0	0	2,500

Former Executive Officers
Timothy J. Gollin (3) (4)	2003	208,000	0	0	259,920	(5)
former Chief Executive Officer	2002	269,711	80,000	0	0
	2001	82,000	0	205,000	0

        (1)  Rounded to the nearest thousand.
        (2)  Includes ICO's matching contributions to one of ICO's 401(k) Plans and car allowance.
        (3)  Timothy J. Gollin and Christopher N. O’Sullivan’s employment with the Company began on June 7, 2001.
        (4)  Mr. Gollin resigned from the Company, effective July 17, 2003.
        (5)  $247,500 of this amount represents severance pay.

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EMPLOYMENT AGREEMENTS

ICO has employment agreements with W. Robert Parkey, Jr., Christopher N. O’Sullivan, Jon C. Biro, Bradley T. Leuschner, and Charlotte J. Fischer. The base salary of each executive is reviewed at least annually and may be increased from time to time to reflect, at a minimum, increases in the cost of living. The base salaries, as of January 28, 2004, are as follows:

W. Robert Parkey, Jr.	$310,000
Christopher N. O’Sullivan	$108,000
Jon C. Biro	$230,000
Bradley T. Leuschner	$140,000
Charlotte J. Fischer	$140,000

Each executive receives a car allowance, and may receive an annual cash bonus in such amount as is determined by the Board. Each executive is also eligible for other benefits offered to qualified employees of the Company’s U.S. subsidiaries, including participation in the Company’s welfare plans and one of the Company’s 401(k) plans.

The employment agreements of each executive provide that executive salaries cannot be reduced. Notwithstanding the foregoing, the 2003 salary of Mr. Biro was $207,000, representing a one-time ten percent (10%) reduction effective as of January 1, 2003, and was increased to $230,000 effective January 28, 2004. Effective January 1, 2003, Mr. O’Sullivan’s base salary was also reduced by ten percent (10%), from $240,000 to $216,000, and Mr. O’Sullivan’s base salary was further reduced by fifty percent (50%), from $216,000 to $108,000, when the Company entered into a new employment agreement with Mr. Sullivan upon the expiration of his original agreement on June 21, 2003. Mr. Leuschner’s base salary was reduced by six percent (6%), from $149,000 to $140,000, effective July 6, 2003, when the base salaries of a majority of the Company’s corporate office staff were reduced.

The employment agreement for Mr. O’Sullivan provides for a term of employment through September 30, 2004 that is extended automatically on a year-to-year basis unless Mr. O’Sullivan or ICO provides written notice of non-renewal at least sixty (60) days prior to the current period ending September 30. If Mr. O’Sullivan resigns, or if his employment agreement is terminated by ICO as a result of his death, retirement, or permanent disability, or for Cause, (as defined in the agreement), ICO shall pay Mr. O’Sullivan the full salary through the date of termination, plus any bonus or incentive compensation that has been declared and not paid at the date of termination. If he is terminated by ICO for any other reasons, or if the Company does not renew his agreement on September 30 of the current year, Mr. O’Sullivan shall be entitled to, in addition to his salary and any bonus or incentive compensation earned but not paid as of the date of termination, a severance payment equal to one-half of his current base salary.

The employment agreement for Mr. Parkey provides for a term of employment through February 2, 2006. Mr. Parkey’s employment agreement provides for a base salary of $310,000 per year. As an inducement to enter into the agreement, the Company agreed to grant him options to purchase 600,000 shares of Common Stock of the Company. Options to purchase 200,000 shares granted at an exercise price of $1.25 per share will vest in one year, options to purchase 200,000 shares granted at an exercise price of $1.75 per share will vest in two years, and options to purchase 200,000 shares granted at an exercise price of $2.25 per share will vest in three years, provided in each case that the exercise price shall not be less than the closing price of the Common Stock on February 2, 2004. In addition, Mr. Parkey’s employment agreement sets forth in formulaic fashion the method for determining his annual incentive bonus. For the first year, Mr. Parkey’s bonus will be:

●	25% of his base salary if the Company’s EBITDA (as defined in the employment agreement) is at least $9.8 million for the fiscal year;
●	50% of his base salary if the Company’s EBITDA is at least $12 million for the fiscal year;
●	75% of his base salary if the Company’s EBITDA is at least $15 million for the fiscal year;
●	100% of his base salary if the Company’s EBITDA is at least $18 million for the fiscal year; or
●	125% of his base salary if the Company’s EBITDA is at least $21 million for the fiscal year.

Mr. Parkey will receive an additional bonus of 25% of his base salary for each additional $3 million of EBITDA. The bonus is paid in lump sum cash at the end of calendar year 2004. In the second year, the formula shall be similar, but will be based on the business plan for that year.

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The Board of Directors must notify Mr. Parkey within six weeks of the end of the two year term of the Board’s desire to continue Mr. Parkey’s employment beyond the term. In such an event, Mr. Parkey and the Board will negotiate a new employment agreement. If Mr. Parkey’s employment agreement is terminated by ICO for Cause (as defined in the agreement), death or Permanent Disability (as defined in the agreement) (and such death or Permanent Disability does not result from any incident beyond Mr. Parkey’s control while traveling on business or in the course and scope of his employment) ICO shall pay Mr. Parkey for salary through the termination date, any accrued but unused vacation days, and any annual incentive bonus from the previous year that has been earned but not yet paid. If Mr. Parkey is terminated during the term by ICO other than for the circumstances described in the preceding sentence, or if Mr. Parkey terminates the agreement for Good Reason (as defined in the agreement), he will be entitled to receive a lump sum equal to (i) his pro rata base salary through the date of termination, (ii) his annual incentive bonus, if any, for the prior fiscal year that was earned but not paid, (iii) payment, if any, for accrued and unused vacation days, (iv) a sum equal to his current annual base salary, and (v) a pro rata portion of his annual incentive bonus for the fiscal year during which the termination occurs. If there is a Change of Control (as defined in the agreement) during the term, and within the 12 month period immediately following the Change of Control (A) Mr. Parkey’s employment agreement is terminated by ICO other than because of death, Permanent Disability, Cause or voluntary termination, (B) Mr. Parkey is forced to relocate over 100 miles from Houston or is forced to commute to a location over 100 miles from the Company’s present corporate offices, (C) Mr. Parkey’s base salary or another material benefit is materially reduced, or (D) Mr. Parkey’s job description, job role, responsibilities or scope is materially diminished, Mr. Parkey will be entitled to receive a lump sum equal to the sum of (i) his pro rata base salary and any earned by unpaid annual incentive bonus from the previous fiscal year, (ii) a sum equal to 150% of his base salary, and (iii) a pro-rated portion of the annual incentive bonus for the fiscal year during which the termination occurs, and the Company will pay Mr. Parkey’s COBRA payments and premiums on portable welfare plans for 12 months following termination.

The employment agreement for Mr. Biro provides for a term of employment through January 28, 2006. Mr. Biro’s employment agreement provides for a base salary of $230,000 per year. The Compensation Committee will review his base salary at least annually. As an inducement to enter into the agreement, the Company agreed to grant him options to purchase 126,000 shares of Common Stock of the Company at an exercise price equal to the fair market value of the Common Stock on January 28, 2004. All of the options, to the extent permitted, will be "incentive stock options" under the Internal Revenue Code. Options to purchase 42,000 shares will vest in one year, options to purchase 42,000 shares will vest in two years less two days, and options to purchase 42,000 shares will vest in three years less two days. In addition, Mr. Biro’s employment agreement sets forth in formulaic fashion the method for determining his annual incentive bonus. For the first year, Mr. Biro’s bonus will be:
  16.25% of his base salary if the Company’s EBITDA (as defined in the employment agreement) is at least $9.8 million for the fiscal year;
  32.5% of his base salary if the Company’s EBITDA is at least $12 million for the fiscal year;
  48.75% of his base salary if the Company’s EBITDA is at least $15 million for the fiscal year;
  65% of his base salary if the Company’s EBITDA is at least $18 million for the fiscal year; or
  81.25% of his base salary if the Company’s EBITDA is at least $21 million for the fiscal year.

Mr. Biro will receive an additional bonus of 16.25% of his base salary for each additional $3 million of EBITDA. The bonus is paid in lump sum cash at the end of calendar year 2004. In the second year, the formula shall be similar but will be based on the business plan for that year.

The Board of Directors must notify Mr. Biro within six weeks of the end of the two year term of the Board’s desire to continue Mr. Biro’s employment beyond the term. In such an event, Mr. Biro and the Board of Directors will extend the term for an additional two year period or negotiate a new employment agreement. If (A) Mr. Biro’s employment agreement is terminated by ICO during the term for Cause (as defined in the agreement), death or Permanent Disability (as defined in the agreement) (and such death or Permanent Disability does not result from any incident beyond Mr. Biro’s control while traveling on business or in the course and scope of his employment), or (B) Mr. Biro’s employment agreement is terminated upon the expiration of the term because the parties are unable to agree to terms of a new agreement by the end of the term and ICO has offered (i) to extend the term or (ii) to enter into a new agreement on substantially the same terms (in each case the Company may increase Mr. Biro’s salary, bonus and other benefits) and Mr. Biro has rejected the offer, ICO shall pay Mr. Biro for salary through the termination date, any accrued but unused vacation days and any annual incentive bonus from the previous year that has been earned but not yet paid. If (A) Mr. Biro is terminated during the term by ICO other than for the circumstances described in the preceding sentence, (B) the Company has not offered upon expiration of the agreement (i) to extend the term for an additional two years or (ii) to enter into a new agreement on substantially the same terms (in each case the Company may increase Mr. Biro’s salary, bonus and other benefits), or (C) if Mr. Biro terminates the agreement during the term for Good Reason (as defined in the

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agreement), Mr. Biro will be entitled to receive a lump sum equal to (i) his pro rata base salary through the date of termination, (ii) his annual incentive bonus, if any, for the prior fiscal year that was earned but not paid, (iii) payment, if any, for accrued and unused vacation days, (iv) a sum equal to 200% his current annual base salary, and (v) a pro rata portion of his annual incentive bonus for the fiscal year during which the termination occurs (an "Early Termination Payment"). If there is a Change of Control (as defined in the agreement) during the term, and within the 12 month period immediately following the Change of Control (A) Mr. Biro’s employment agreement is terminated by ICO other than because of death, Permanent Disability, Cause or voluntary termination, (B) Mr. Biro is forced to relocate or commute to a location outside the Houston metropolitan area, (C) Mr. Biro’s base salary or another material benefit is reduced, or (D) Mr. Biro’s job description, job role, responsibilities or scope is materially diminished, the Company will, in additional to paying him an Early Termination Payment, pay Mr. Biro’s COBRA payments and premiums on portable welfare plans for 12 months following termination.

The employment agreement of Mr. Leuschner provides for a term of employment through February 28, 2002, extending automatically from day-to-day thereafter. If Mr. Leuschner’s employment is terminated by the Company for reasons other than Cause (as defined in the agreement), he shall be entitled to twelve months pay beyond the date of termination.

The employment agreement of Ms. Fischer provides for a term of employment through March 1, 2003, extending automatically from day-to-day thereafter. If Ms. Fischer’s employment is terminated by the Company for reasons other than Cause (as defined in the agreement) she shall be entitled to a severance payment equal to one times her base salary prior to such termination.

In addition to the agreements described above with the named executive officers, other employees are parties to employment agreements with ICO or its subsidiaries, with terms and conditions that vary by each individual employee.

OPTIONS GRANTED DURING FISCAL 2003

Shown below is information on grants of stock options during 2003 to the named executive officers.

	NUMBER OF SECURITIES UNDERLYING OPTIONS	% OF TOTAL OPTIONS GRANTED TO EMPLOYEES IN FISCAL	EXERCISE PRICE	EXPIRATION	POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM (2)(3)(4)
NAME	GRANTED	YEAR (1)	($/SHARE)	DATE	5%	10%

Christopher N. O’Sullivan	0	n/a	n/a	n/a	n/a	n/a
Jon C. Biro (5)	2,000	2%	$1.27	12/19/2012	1,000	3,000
Bradley T. Leuschner	0	n/a	n/a	n/a	n/a	n/a
Charlotte J. Fischer	5,000	5%	1.27	12/19/2012	3,000	7,000

        (1)  Based on a total of 96,015 options granted to all employees in fiscal year 2003.
        (2)  Calculated utilizing the assumed rate of appreciation compounded annually over the ten-year term.
        (3)  Rounded to the nearest thousand.
        (4)  Based upon the $0.93 closing market value price of ICO’s Common Stock at September 30, 2003, as reported on the Nasdaq Stock Market.
        (5)  10,000 options granted to Mr. Biro in fiscal year 2003 but only 2,000 options have vested during the fiscal year.  In addition, Mr. Biro was granted 126,000 options on January 28, 2004, as described under "Employment Agreements" above.

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FISCAL YEAR 2003 OPTION EXERCISES AND FISCAL YEAR-END VALUE

The following table sets forth stock options exercised by the individuals named in the Summary Compensation Table during fiscal year 2003, and the number and value of all unexercised options at fiscal year end. The value of "in-the-money" options refers to options having an exercise price which is less than the market price of ICO's Common Stock on September 30, 2003.

	SHARES ACQUIRED ON	VALUE REALIZED	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS AT SEPTEMBER 30, 2003	VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT SEPTEMBER 30, 2003 (1)
NAME	EXERCISE	($)	EXERCISABLE/UNEXERCISABLE	EXERCISABLE/UNEXERCISABLE

Christopher N. O’ Sullivan	0	N/A	205,000/0	0/0
Jon C. Biro	0	N/A	64,000/6,000	0/0
Bradley T. Leuschner	0	N/A	30,000/0	0/0
Charlotte J. Fischer	0	N/A	10,000/0	0/0

        (1)  Based upon the $0.93 closing market value price of ICO’s Common Stock at September 30, 2003, as reported on the Nasdaq Stock Market.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of September 30, 2003, concerning the Company’s equity compensation plans (i) previously approved by security holders, and (ii) not previously approved by security holders.

Plan Category	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS	WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS ($/SHARE)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFERENCED IN THE FIRST COLUMN)

Equity Compensation Plans Approved by Security Holders (1)	1,169,120	$2.28	1,375,966

Equity Compensation Plans Not Approved by Security Holders (1)	0	0	0

Total	1,169,120	$2.28	1,375,966

(1) Amounts shown do not include options to purchase an aggregate of 600,000 shares to be granted to Robert Parkey, who has been appointed as Chief Executive Officer effective February 2, 2004. These options are to be granted as part of his compensation package and as an inducement to his employment as Chief Executive Officer. First, under its existing stock option plans, the Company will grant Mr. Parkey, on February 2, 2004, options to purchase up to 210,000 shares of Common Stock, of which options to purchase 70,000 shares at an exercise price of $1.25 per share will vest in one year, options to purchase 70,000 shares at an exercise price of $1.75 per share will vest in two years, and options to purchase 70,000 shares at an exercise price of $2.25 per share will vest in three years, provided in each case that the exercise price shall not be less than the closing price of the Common Stock on the date of grant. Second, options to purchase an additional 390,000 shares of Common Stock will be granted to Mr. Parkey promptly following this Annual Meeting of Shareholders, of which options to purchase 130,000 shares will vest in each of the next three years at the same exercise prices, respectively, as the corresponding options to be granted on February 2, 2004. In Proposal 3 below, the Company is proposing to amend the Company’s 1998 Stock Option Plan in part and to waive a provision of the 1998 Stock Option Plan to permit the remaining options to be granted pursuant to the 1998 Stock Option Plan. If Proposal 3 is adopted at the Annual Meeting, the grant of options to purchase 390,000 shares will be made under the Company’s existing stock option plans. If Proposal 3 is rejected, the grant of options to purchase 390,000 shares will be made under a new equity compensation plan without any shareholder vote, as permitted by applicable Nasdaq rules. See "Proposal 3: Adoption of Amendment to, and Waiver of a Provision of, the Company’s 1998 Stock Option Plan" below.  In addition, the amounts

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shown do not include options to purchase 126,000 shares granted to Jon Biro on January 28, 2004.  All of the options, to the extent permitted, will be "incentive stock options" under the Internal Revenue Code.  Options to purchase 42,000 shares will vest in one year, options to purchase 42,000 shares will vest in two years less two days, and options to purchase 42,000 shares will vest in three years less two days.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors (the "Committee") is responsible for ICO's compensation programs. The Committee reviews, evaluates and establishes compensation levels of corporate officers and administers ICO's employee stock option plans. ICO's executive compensation programs are designed to help ICO attract, motivate and retain executive talent. In making compensation decisions, the Committee also takes into account the cyclicality of ICO's business lines and progress toward the achievement of strategic Company objectives.

The following summarizes the Committee's compensation programs and policies and describes the bases for compensation of ICO's executive officers and its chief executive officer.

Cash Compensation

Base Salary Program . ICO believes that offering competitive rates of base pay plays an important role in its ability to attract and retain executive talent. Discretionary base salary adjustments are also made based upon each individual employee's performance over time. Generally, executive salaries are reviewed annually based on a variety of factors including individual performance, market comparisons and ICO's overall financial condition. Last year, the Compensation Committee negotiated a reduction in the base salaries of Messrs. Gollin, O’Sullivan, and Biro by ten (10%) percent from levels in effect during fiscal year 2002 and the first quarter of fiscal 2003 in light of the smaller size of the Company after the sale of substantially all of the Company’s oilfield services division and with the intent of adding an incentive component to executive compensation. In addition, in June 2003 Mr. O’Sullivan’s base salary was further reduced by fifty percent (50%), from $216,000 to $108,000, pursuant to a new employment agreement with the Company that does not require a full time commitment to the Company by Mr. O’Sullivan. Following Mr. Gollin’s resignation as Chief Executive Officer on July 17, 2003, Mr. Biro served as interim Chief Executive Officer with no increase in his base salary in fiscal 2003.

Annual Performance Compensation . ICO has historically provided annual performance compensation to executives in the form of cash bonuses. The Committee's decisions are typically based upon the performance and financial condition of ICO and subjective factors including the executive officer's job performance and achievements during ICO's fiscal year. At times, special bonuses may be awarded related to specific material events which required extraordinary effort on the part of the executive officer. Although the Compensation Committee resolved in 2002 to develop a formal incentive based bonus program for its principal executive officers in fiscal 2003, because of the changes in the Chief Executive Officer position and the performance of ICO in fiscal year 2003, the Compensation Committee declined to develop such a program in fiscal 2003.

Long-Term Compensation

Longer-term incentives, in the form of stock options, are designed to directly link a significant portion of the executive's compensation to the enhancement of Shareholder value. Additionally, stock options encourage management to focus on longer-term objectives along with annual operating performance and encourage retention of valued employees. The Committee believes that stock incentives are appropriate, not only for senior management, but also for other employees of ICO and its subsidiaries. All options provide for purchases of shares at an exercise price equal to or higher than fair market value on the date of grant. Accordingly, the Committee, from time to time, grants stock options to ICO's executive officers. The number of options is determined based upon the level and contribution of a given employee and may take into account the number of options previously granted to the employee . In fiscal 2003, the Committee granted 96,015 options to twenty-four (24) employees of the Company and its various subsidiaries. Mr. Biro was granted 10,000 options of which 2,000 options have vested in 2003. Ms. Fischer was granted 5,000 in 2003. No options were granted to Messrs Leuschner or O’Sullivan during fiscal 2003.

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Compensation of the Chief Executive Officer

Following the resignation of Timothy J. Gollin as ICO’s Chief Executive Officer on July 17, 2003, Jon C. Biro was appointed interim Chief Executive Officer. Mr. Biro did not receive an increase in base salary in fiscal 2003 for serving as interim Chief Executive Officer. However, in order to recognize Mr. Biro’s performance as interim Chief Executive Officer, the Committee did award a $40,000 bonus to Mr. Biro, and the Company entered into a new employment agreement with Mr. Biro effective January 28, 2004.  Mr. Biro's base salary for fiscal year 2004 will be $230,000, and he will receive employment inducement grants of options to purchase up to an aggregate of 126,000 shares of Common Stock and is eligible for an incentive bonus, in each case as described under the caption, "Employment Agreements," above.

W. Robert Parkey, Jr. has recently been appointed ICO’s Chief Executive Officer, effective February 2, 2004. In determining the fiscal 2004 compensation to be paid to ICO's Chief Executive Officer, the Compensation Committee took into account Mr. Parkey’s abilities and business experience and his achievements. The Compensation Committee also considered compensation levels of officers of companies of similar size as well as companies operating in the specialty chemical and related industries. Mr. Parkey’s base salary for fiscal year 2004 will be $310,000, and he will receive employment inducement grants of options to purchase up to an aggregate of 600,000 shares of Common Stock and is eligible for an incentive bonus, in each case as described under the caption, "Employment Agreements," above.

Compensation Deduction Limitation

Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to named executive officers. The Committee currently believes that ICO should be able to continue to manage its executive compensation program for named executive officers so as to preserve the related federal income tax deductions, with the exception, if the Company’s Proposal 3 ("Adoption of Amendment to, and Waiver of a Provision of, the Company’s 1998 Stock Option Plan") is not approved by the Shareholders, of certain portions of Mr. Parkey’s compensation under certain circumstances. See "Proposal 3: Adoption of Amendment to, and Waiver of a Provision of, the Company’s 1998 Stock Option Plan," below.

Summary

The Committee believes that ICO's executive compensation policies and programs serve the interests of the Shareholders and ICO effectively. The various compensation programs are believed to be appropriately balanced to provide motivation for executives to contribute to ICO's overall success and enhance the value of ICO for the Shareholders' benefit. The Committee will continue to monitor the effectiveness of ICO's compensation programs and will make changes, when appropriate, to meet the current and future needs of ICO.

COMPENSATION COMMITTEE
A. John Knapp, Chairman
John F. Gibson
Charles T. McCord, III

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STOCK PERFORMANCE CHART

The following chart and graph compare the yearly percentage change in the cumulative total shareholder return of ICO's Common Stock during the five years ended September 30, 2003 with: (1) the cumulative total return of the Nasdaq Composite Stock Index (U.S.); and (2) an index of 33 specialty chemical companies (Value Line's Specialty Chemical Industry Index).

    (1)  Assumes $100 invested on September 30, 1998 and all dividends reinvested. Data supplied by Nasdaq and Value Line Institutional Services.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently composed of Messrs. Gibson, Knapp, and McCord. Mr. O'Sullivan, the Chairman of the Board and President of ICO, currently serves as the manager of Travis Street Partners, LLC ("TSP"), and each of Mr. Biro, ICO’s Interim Chief Executive Officer and Chief Financial Officer, and a director of the Company, and Messrs. Knapp and McCord, directors of the Company who currently serve on its Compensation Committee, are members of TSP. See "Certain Transactions and Relationships" below.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires ICO's officers and directors, and persons who own more than 10% of a registered class of ICO's equity securities, to file reports of ownership and changes in ownership with the SEC and Nasdaq and to furnish ICO with copies of all reports filed. Although the following grants were disclosed in the Company’s Definitive Proxy Statement for the 2003 Annual Meeting of the Shareholders, the Company has recently determined that the following grants of options to purchase shares were not timely reported for purposes of Section 16: grants in March 2003 of options to purchase 5,000 shares to each of Messrs. Calaway, Frischkorn, Knapp, McCord and Willoughby, directors of the Company; a grant in December 2002 of options to purchase 5,000 shares to Ms. Fischer, the General Counsel and Secretary; and a grant in December 2002 of options to purchase 10,000 shares to Mr. Biro, then the Chief Financial Officer and Treasurer, and now the Interim Chief Executive Officer and Chief Financial Officer and a director of the Company. These options have since been reported on a Form 5 by each of Messrs. Biro, Calaway, Fischer, Frischkorn and Willoughby, and on a Form 4 by each of Messrs. Knapp and McCord.

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CERTAIN TRANSACTIONS AND RELATIONSHIPS

David E.K. Frischkorn, Jr., a director of the Company, was a Managing Director of Jefferies & Company, Inc. until February, 2003. The Company paid Jefferies & Company, Inc. $377,275 for its services as dealer manager and solicitation agent in connection with the Company’s tender offer and consent solicitation relating to its 10-3/8% Senior Notes due 2007 on or about December 17, 2002.

PROPOSAL 1
ELECTION OF DIRECTORS

Three directors are to be elected at the Annual Meeting. ICO's Charter and Bylaws provide for a classified Board of Directors. Under these provisions, the Board of Directors is divided into Classes I, II and III, the terms of office of which are currently scheduled to expire on the dates of ICO's annual meetings of Shareholders in 2004, 2005 and 2006, respectively. Each director elected at an annual meeting serves for a term ending on the date of the third annual meeting following the meeting at which such director was elected or until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

A. John Knapp, Charles T. McCord, III and W. Robert Parkey, Jr. have been nominated to serve as Class I Directors until ICO's Annual Meeting of Shareholders in 2007. Messrs. Knapp and McCord currently serve as directors of ICO, having been first elected at the 2001 Annual Meeting of Shareholders to serve as a Class I Directors. Mr. Parkey has been appointed to the Board of Directors as of February 2, 2004 to fill the vacancy left in connection with James D. Calaway’s resignation effective as of January 31, 2004. Mr. Parkey has been also appointed the Chief Executive Officer and President of ICO effective February 2, 2004. (For more information regarding these nominees, see "Information Regarding the Company – Directors Up for Reelection" above.)

ICO’s remaining five directors, Messrs. Biro, Frischkorn, Gibson, O’Sullivan and Willoughby, will not be required to stand for election at the Annual Meeting because their present terms expire in either 2005 or 2006.

A plurality of votes cast in person or by proxy by the holders of Common Stock is required to elect a director. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the Class I nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will not be a candidate or will be unable to serve, if such a situation arises, the persons named in the enclosed proxy, in the absence of contrary instructions, will in their discretion vote FOR the election of such other persons as may be nominated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE " FOR " EACH OF THE NOMINEES.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP, independent accountants, examined ICO's consolidated financial statements for the fiscal year ended September 30, 2003, and, in connection with their audit function, reviewed ICO's Annual Report to Shareholders and certain of its filings with the SEC. The Audit Committee of the Board of Directors has re-employed the firm of PricewaterhouseCoopers LLP as independent accountants for ICO for the fiscal year 2004, subject to Shareholders' ratification at the Annual Meeting. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders, with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions at the Annual Meeting.

Fees paid to PricewaterhouseCoopers LLP during the last two fiscal years were as follows:

Audit Fees . Fees for professional services provided during the years ended September 30, 2003 and 2002, were $495,000 and $515,000, respectively. Audit fees consist primarily of the audit and quarterly reviews of the financial statements, audits of subsidiaries, statutory audits of subsidiaries required by governmental or regulatory bodies, attestation services required by statute or regulation, comfort letters, consents, assistance with and review of

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documents filed with the SEC, work performed by tax professionals in connection with the audit and quarterly reviews, and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards.

Audit-Related Fees . No fees for such professional services were incurred during the years ended September 30, 2003 and 2002. Audit-related fees consist primarily of attestation services not required by statute or regulation.

Tax Fees . Fees for professional services provided during the years ended September 30, 2003 and 2002, were $77,000 and $70,000, respectively. Tax fees include professional services provided for tax compliance, tax advice, and tax planning, in particular, matters related to the sale of the Oilfield Services business to Varco International, Inc. Tax fees do not include fees for services rendered in connection with the audit.

All Other Fees . Fees for professional services provided during the periods ended September 30, 2003 and 2002, were $190,000 and $430,000, respectively. Other fees consist primarily of professional services provided related to corporate finance assistance.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE " FOR " THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

PROPOSAL 3
ADOPTION OF AMENDMENT TO, AND WAIVER OF A PROVISION OF, THE COMPANY’S
1998 STOCK OPTION PLAN

Employment Inducement Options

The Board of Directors has appointed W. Robert Parkey, Jr. as the new President and Chief Executive Officer of the Company, effective February 2, 2004. As part of his compensation package and as an inducement to accept these positions, the Company agreed to grant Mr. Parkey options to purchase 600,000 shares of Common Stock. On February 2, 2004, the Company, pursuant to existing stock option plans, will grant Mr. Parkey options to purchase up to 210,000 shares of Common Stock, of which options to purchase 70,000 shares at an exercise price of $1.25 per share will vest in one year, options to purchase 70,000 shares at an exercise price of $1.75 per share will vest in two years, and options to purchase 70,000 shares at an exercise price of $2.25 per share will vest in three years, provided in each case that the exercise price shall not be less than the closing price of the Common Stock on the date of grant. The remaining options to purchase 390,000 shares of Common Stock will be granted to Mr. Parkey following this Annual Meeting of Shareholders, of which options to purchase 130,000 shares will vest in each of the next three years at the same exercise prices, respectively, as the corresponding options to be granted on February 2, 2004.

However, the Company’s 1998 Stock Option Plan (the "1998 Stock Option Plan") limits the maximum number of shares of Common Stock with respect to which options may be granted to any employee during each fiscal year to 60,000 shares. In addition, while the fair market value of the shares could increase between February 2, 2004 and the date of the subsequent grant to Mr. Parkey, the 1998 Stock Option Plan provides that any options granted under the 1998 Stock Option Plan must have an exercise price of at least fair market value on the date of the grant. Because of these restrictions, the proposed grant of options to purchase 390,000 shares cannot presently be made pursuant to the 1998 Stock Option Plan.

Under NASD Rule 4350(i)(1)(A)(iv), the Company may make such an option grant outside of existing plans without Shareholder approval. Indeed, if this proposal is not approved by the Shareholders, the Company will be forced to rely on NASD Rule 4350(i)(1)(A)(iv) in fulfilling its obligations to Mr. Parkey. However, doing so would prevent the Company from taking advantage of the tax deduction provided by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). See "Federal Income Tax Consequences–Deductibility" below.

In order to permit the Company to grant all of Mr. Parkey’s options under the terms of its existing stock option plans and thereby take full advantage of available tax deductions, the Board of Directors has (1) adopted, subject to Shareholder approval, an amendment to the 1998 Stock Option Plan to increase the maximum number of shares of Common Stock with respect to which options may be granted to any employee during each fiscal year from 60,000 shares

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to 500,000 shares, and (2) proposed, subject to Shareholder approval, a one-time waiver of the provision requiring that each option grant be made at no less than fair market value on the date of the grant, such exception to be used for the grant of options to Mr. Parkey immediately following this Annual Meeting of Shareholders, and only if the closing price of the Common Stock on the date of such grant is higher than the exercise price of any of the options granted on February 2, 2004. Except for the increase in the number of shares with respect to which options may be granted to any employee during each fiscal year and except for the one-time waiver, the provisions of the 1998 Stock Option Director Plan will remain the same as those presently in effect. Without shareholder approval of both the proposed amendment and the one-time waiver, the Company will be required to grant Mr. Parkey’s options outside of its existing plans, resulting in potentially less favorable tax treatment and in dilution of the Company’s shareholders beyond the number of shares reserved for issuance under the Company’s existing stock option plans.

General Description of 1998 Stock Option Plan

On January 12, 1998, the Board of Directors adopted, subject to Shareholder approval, the Company's 1998 Stock Option Plan (filed as Exhibit A to the Company's Definitive Proxy Statement dated January 23, 1998 for the Annual Meeting of Shareholders). The Company's Shareholders approved the 1998 Stock Option Plan at the 1998 Shareholders' Meeting. The Board of Directors approved the first amendment and restatement of the 1998 Stock Option Plan on December 18, 2001, and the Company's Shareholders approved the first amendment and restatement of the 1998 Stock Option Plan at the 2002 Shareholders' Meeting. The 1998 Stock Option Plan provides for the issuance of both incentive stock options and nonqualified stock options to all individuals who perform services for the Company and who are treated as employees for federal income tax purposes ("Eligible Employees"). All of the Company's employees are eligible to participate in the 1998 Stock Option Plan, including the executives named in the Summary Compensation Table.

The purpose of the 1998 Stock Option Plan is to promote the interests of the Company and its Shareholders by providing a means for Eligible Employees of the Company and its subsidiaries to acquire a proprietary interest in the Company, thereby strengthening the Company's ability to attract capable management personnel and provide an inducement for Eligible Employees to remain employed by the Company or its subsidiaries and to perform at their maximum levels.

Options under the 1998 Stock Option Plan may be granted to Eligible Employees of the Company and its subsidiaries. A total of 1,200,000 shares of Common Stock are reserved for issuance upon exercise of options granted pursuant to the 1998 Stock Option Plan. The 1998 Stock Option Plan is administered by the Compensation Committee, which is presently comprised of Messrs. Knapp, McCord and Gibson.

The Board of Directors may at any time amend, suspend, or discontinue the 1998 Stock Option Plan; provided, however, that except as otherwise permitted by Rule 16b-3 under the Exchange Act or, Section 162(m) or Section 422 of the Code, no amendments by the Board of Directors shall, without further approval of the Shareholders of the Company: (1) change the class of Eligible Employees; (2) increase the number of Shares which may be subject to Options granted under the 1998 Stock Option Plan except as provided upon lapse or termination of Options without being completely exercised; or (3) cause the 1998 Stock Option Plan or any option granted under the 1998 Stock Option Plan to fail to (i) qualify for exemption from Section 16(b) of the Exchange Act, (ii) be excluded from the $1 million deduction limitation imposed by Section 162(m) of the Code, or (iii) qualify as an "incentive stock option" as defined by Section 422 of the Code . Unless earlier terminated, the 1998 Stock Option Plan will continue in effect until January 12, 2008.

Terms and Conditions of Options under the 1998 Stock Option Plan

The Compensation Committee determines the exercise price and exercise schedule for options granted under the 1998 Stock Option Plan. If the Company grants an incentive stock option to an Eligible Employee who owns, directly or indirectly, Common Stock representing more than 10% of the total combined voting power of all classes of stock of the Company, the option price must equal at least 110% of the fair market value on the date of grant. Otherwise, options must be granted for not less than fair market value on the date of issuance (which requirement is proposed to be waived, if necessary, on a one-time basis in connection with the issuance to Mr. Parkey of options to acquire 390,000 shares of Common Stock). The fair market value of the Common Stock is the last sale price reported of Common Stock on the Nasdaq National Market System on a specified date. Each option shall be issued for a term of from one to ten years from the date of grant.

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The maximum number of shares of Common Stock with respect to which options may be granted to any employee during each fiscal year is 60,000 (proposed to be increased to 500,000).

Payment for shares purchased upon exercise of an option shall be made in cash or securities or in such other form as may be determined by the Committee.

Federal Income Tax Consequences

Deductibility . Provisions of the Code limit the Company's income tax deduction for non-performance based compensation paid to the five highest paid executive officers to $1 million per year. The taxable portion of a non-qualified option ordinarily constitutes compensation which may be deducted by the Company. The 1998 Stock Option Plan has been designed to allow this compensation element to be classified as performance based so as to ensure the Company the full income tax deduction otherwise available.

Incentive Stock Options . The Company intends that certain of the options granted under the 1998 Stock Option Plan will qualify as incentive stock options under Section 422 of the Code. Assuming that the options are so qualified, the tax consequences of the 1998 Stock Option Plan will vary depending on whether certain holding period requirements are met.

An optionee who has been granted an incentive stock option will not realize taxable income at the time of the grant or exercise of such option, and the Company will not be entitled to a deduction at either such time, if the optionee makes no disposition of shares acquired pursuant to such incentive stock option (a) within two years from the option's date of the grant or (b) within one year after exercising such option (collectively, the "Holding Periods"). However, the optionee must include the difference between the exercise price and the fair market value of the Common Stock on the date of exercise in alternative minimum taxable income. If the employee exercises an incentive stock option and disposes of the stock in the same year, and the amount realized is less than the fair market value on the exercise date, only the difference between the amount realized and the adjusted basis of the stock will be included in alternative minimum taxable income. Upon disposition of the shares of Common Stock received upon exercise of an incentive stock option after the Holding Periods, the difference between the amount realized and the exercise price should constitute a long-term or super-long-term capital gain or loss. Under such circumstances, however, the Company will not be entitled to any deduction for federal income tax purposes.

If an optionee disposes of shares acquired pursuant to the exercise of an incentive stock option prior to the end of the Holding Periods, the disposition would be treated as a disqualifying disposition. The optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income equal to the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale, if less) over the exercise price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as a short-term, or long-term capital gain, depending on the holding period of the shares of Common Stock. In the event of a disqualifying disposition, the Company may claim a deduction for compensation paid at the same time and in the same amount as taxable compensation is treated as received by the optionee. However, the Company will not be entitled to any deduction in connection with any loss to the optionee or a portion of any gain that is taxable to the optionee as short-term or long-term capital gain.

Nonqualified Stock Options . The Company may also grant nonqualified stock options under the 1998 Stock Option Plan. Nonqualified stock options (options that are not incentive stock options within the meaning of Section 422 of the Code) will not qualify for special federal income tax treatment. As a general rule, no federal income tax is imposed on the optionee upon the grant of a nonqualified stock option, and the Company is not entitled to a tax deduction by reason of such grant. Upon exercise of a nonqualified stock option, the optionee will realize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price, with the Company entitled to a corresponding deduction. Ordinary income realized upon the exercise of a nonqualified stock option is not an adjustment for alternative minimum tax purposes. In the case of an option holder subject to Section 16(b) of the Exchange Act, subject to certain exceptions, ordinary income will be recognized by the optionee (and a deduction by the Company) upon the exercise of the nonqualified stock option if the exercise occurs more than six months after the date of grant of the nonqualified stock option. Upon a subsequent disposition of shares received upon exercise of a nonqualified stock option, the optionee will realize a short-term, mid-term or long-term capital gain or

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loss to the extent of any intervening appreciation or depreciation. However, the Company will not be entitled to any further deduction at that time.

The foregoing is only a summary of the federal income tax rules applicable to options granted under the 1998 Stock Option Plan and is not intended to be complete. In addition, this summary does not discuss the effect of the income or other tax laws of any state or foreign country in which a participant may reside.

Approval

In order to approve the proposal to amend the 1998 Stock Option Plan and waive the provisions described above, the Company is seeking the approval by the holders of a majority of the outstanding shares of Common Stock represented at the 2004 Annual Meeting, which is the approval generally required for amendments to the 1998 Stock Option Plan. Proxies will be voted for or against such proposal in accordance with the specification marked thereon, and, if no specification is made, will be voted in favor of such proposal.

The Board of Directors believes that the 1998 Stock Option Plan benefits the Company and its Shareholders by further aligning long-term interests of the employees with those of the Shareholders. In addition to fulfilling the Company’s obligations to Mr. Parkey, the Board of Directors further believes that increasing the number of shares with respect to which options may be granted to any employee during each fiscal year will strengthen the Company's ability to attract capable management personnel in the future. The Board of Directors also believes that obtaining a one-time waiver of the requirement that the exercise price must be at least the fair market value on the date of the grant will enable the Company to fulfill its employment obligations to Mr. Parkey while retaining the tax deduction afforded to the Company under Rule 162(m) of the Code. The Board of Directors, therefore, recommends a vote FOR approval of the amendment to the 1998 Stock Option Plan and the one-time waiver, if necessary, of the requirement that the exercise price must be at least the fair market value on the date of the grant.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE " FOR " THE PROPOSAL TO AMEND, AND TO WAIVE A PROVISION OF, THE 1998 STOCK OPTION PLAN.

SOLICITATION OF PROXIES

The solicitation of proxies on behalf of the Board of Directors will be conducted by mail, personally or by telephone, telegram or other forms of wire or facsimile communication. Officers and employees of ICO may solicit proxies and will not receive additional compensation for this. ICO has retained The Altman Group, Inc. ("Altman") to assist in the solicitation of proxies for a fee of $4,000 plus out-of-pocket expenses. In addition to solicitation of proxies, Altman may provide advisory services as requested pertaining to the solicitation of proxies. Upon request, ICO will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of Common Stock.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

Rule 14a-8 under the Securities Exchange Act of 1934, as amended, addresses when a company must include a Shareholder's proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of Shareholders. Under Rule 14a-8, proposals that Shareholders intend to have included in ICO's proxy statement and form of proxy for the 2005 Annual Meeting of Shareholders must have been received by ICO no later than October 1, 2004. However, if the date of the 2005 Annual Meeting of Shareholders changes by more than one year and 30 days from the date of the 2004 Annual Meeting of Shareholders, the deadline is a reasonable time before ICO begins to print and mail its proxy materials, which deadline will be set forth in a Quarterly Report on Form 10-Q or will otherwise be communicated to Shareholders. Shareholder proposals must also be otherwise eligible for inclusion.

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If a Shareholder desires to bring a matter before an annual meeting and the proposal is submitted outside the process of Rule 14a-8, the Shareholder must follow the procedures set forth in ICO's Bylaws. ICO's Bylaws provide generally that Shareholders who wish to nominate directors or to bring business before an annual meeting must notify ICO and provide certain pertinent information at least 90 but no more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders. Therefore, Shareholders who wish to nominate directors or to bring business before the 2005 Annual Meeting of Shareholders must notify ICO no later than December 5, 2004.

OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

ICO knows of no matters other than those stated above which are to be brought before the Annual Meeting. It is intended that the persons named in the proxy will vote your stock pursuant to discretionary authority granted in the proxy according to their best judgment if any other matters do properly come before the Meeting.

Whether or not you intend to be present at this meeting, you are urged to return the enclosed proxy card promptly. If you are present at the meeting and wish to vote your stock in person, this proxy shall, at your request, be returned to you at the meeting.

By Order of the Board of Directors

/s/ Christopher N. O’Sullivan	/s/ Jon C. Biro
Christopher N. O’Sullivan	Jon C. Biro
President and Chairman of the Board	Interim Chief Executive Officer,
Chief Financial Officer and Director

Houston, Texas
January 28, 2004

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ICO, INC.

This Proxy is solicited on behalf of the Board of Directors

ANNUAL MEETING OF SHAREHOLDERS – MARCH 5, 2004

The undersigned hereby appoints Jon C. Biro and Christopher N. O’Sullivan, or any one of them, proxies of the undersigned, each with the power of substitution, to vote all shares of common stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of ICO, Inc. to be held in Houston, Texas on March 5, 2004 (the "Annual Meeting"), and any adjournment of the Annual Meeting on the matters specified below and in their discretion with respect to such other business as may properly come before the Annual Meeting or any adjournment thereof, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting, and a Proxy Statement for the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, IT IS THE INTENTION OF THE PROXIES TO VOTE FOR PROPOSALS 1, 2 AND 3.

The Board of Directors recommends a vote FOR proposals 1, 2 and 3.

1.     Election of Directors

NOMINEES:    (01) A. John Knapp, (02) Charles T. McCord, III (03) W. Robert Parkey, Jr. (terms to expire at the Annual Meeting of Shareholders to be held in 2007).

☐    FOR all nominees listed in this block (except as marked to the contrary)

☐    WITHHOLD AUTHORITY to vote for all nominees listed in this block

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below:

2.    The ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants.

☐ FOR    ☐ AGAINST      ☐ ABSTAIN

3. The ratification of the proposal to amend, and waive a provision of, the Company’s 1998 Stock Option Plan.

☐ FOR    ☐ AGAINST            ☐ ABSTAIN

WITH DISCRETIONARY AUTHORITY AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

FOLD AND DETACH HERE

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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, IT IS THE INTENTION OF THE PROXIES TO VOTE FOR PROPOSALS 1, 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
I PLAN TO ATTEND MEETING ☐

Dated:____________________________________
_________________________________________ Signature
_________________________________________ Signature if held jointly
INSTRUCTIONS: This proxy, signed and dated, must be returned for your shares to be represented at the Annual Meeting. To vote, please mark the appropriate box for each proposal in blue or black ink, date and sign this proxy exactly as your name appear(s) hereon. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full title.

SEE REVERSE SIDE

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